UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2009

ANAVEX LIFE SCIENCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51652	00-000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Marathonos Ave., 15351 Athens, Greece

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 30 210 603 4026

14 Rue Kleberg, CH-1201 Geneva, Switzerland

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

We are filing this Amendment on Form 8-K/A for the sole purpose of correcting a typographical error in the number of shares issued pursuant to Shares for Services Agreements described under Item 1.01 of the current report on Form 8-K filed with the SEC on June 23, 2009. Except as specifically indicated herein, no other information included in the current report on Form 8-K filed with the SEC on June 23, 2009 is being amended.

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Loan Agreement

On June 3, 2009, we entered into a convertible loan agreement wherein an investor has agreed to loan our company $500,000. The loan is unsecured and convertible into units comprising shares of common stock and common share purchase warrants of our company. The loan bears interest at a rate of 8% and is to be paid in full on June 3, 2014. At any time until the loan is repaid, the lender may exercise its right to convert all or a portion of the total outstanding amount of the loan as of that date into units of our company at $2.25 per unit. Each unit consists of one share of common stock and one non-transferable share purchase warrant exercisable at $3.00 for a period of two years after the date of issue of the units. We intend to use the funds towards general working capital.

We issued the security to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Private Placement Subscription Agreements

On June 11, 2009 we issued an aggregate of 36,000 units of our securities at a purchase price of $2.25 per unit, pursuant to a subscription agreement. Each unit consists of one share of common stock in the capital of our company and one common share purchase warrant. Each warrant entitles the holder to purchase one additional share of common stock at a price of $4.00 per warrant share for a period of one year.

The offer and sale of the units occurred outside of the United States. We issued the units to two non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Shares for Services Agreements

On June 11, 2009 we issued an aggregate of 29,227 shares of our common stock at a purchase price of $2.25 per share, pursuant to three shares for services agreements.

The issuance of the shares occurred outside of the United States. We issued the units to three non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Stock Option Agreement

On June 11, 2009, we granted 500,000 stock options to purchase shares of our common stock pursuant to a stock option agreement with one of our employees. The options are exercisable at $2.50 per share until June 11, 2014 and will vest on the commencement of Phase 3 for Anavex 2-73.

We issued the options to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Amended Consulting Agreement with Cameron Durrant

On May 14, 2009, we signed an amended consulting agreement with Cameron Durrant, whereby Mr. Durrant agreed to provide our company with consulting services in corporate and strategic business development. In consideration for Mr. Durrant’s services, our company has agreed to pay the following consideration:

(a)

issue 400,000 stock options at an exercise price of $2.50 per share; 200,000 options will vest upon execution of the amended consulting agreement with the remaining 200,000 options vesting as to 50,000 on August 14, 2009, 50,000 options on November 14, 2009, 50,000 options on February 14, 2010, and 50,000 options on May 14, 2010;

(b)	issue 400,000 stock options at an exercise price of $5.25 per share, vesting quarterly at 100,000 per quarter, with a term of three years.

(c)

pay a 4% finders bonus on up to the first $100 million and a 2% finders bonus on any amounts that exceed $100 million of any funding (joint-venture, licensing, and/or drug development funding) secured from non-investment banking enterprises as a direct result of introduction and closing by Mr. Durrant.

The agreement is for a period of two years and either party may terminate the agreement by providing the other party with 30 days written notice.

We issued the options to one U.S. person pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

Mr. Durrant received 75,000 shares of common stock pursuant to the consulting agreement dated May 20, 2008. He has returned the 75,000 shares to treasury as part of the termination of the consulting agreement and subsequent entry into the amended consulting agreement.

Consulting Agreement with Dr. Herve de Kergrohen

On June 16, 2009, we appointed Dr. Herve de Kergrohen as our Chief Executive Officer pursuant to a consulting agreement effective June 12, 2009. In return for acting as CEO, we will pay Dr. de Kergrohen the following consideration:

(a)	pay a consulting fee at the rate CHF 35,000 per month

(b)	pay an incentive bonus of CHF 100,000 bonus on the annual anniversary of the term of the agreement;

(c)

grant 700,000 stock options exercisable at $2.25 per option until June 12, 2014; 233,334 options vest on June 12, 2010; 233,333 options vest as at one or more compounds enter Phase 2 trial; and 233.333 vest as at one or more compounds enter Phase 3 trial;

(d)

pay a 4% finders bonus on up to the first $100 million and a 2% finders bonus on any amounts that exceed $100 million of any funding (joint-venture, licensing, and/or drug development funding) or trade sale secured from non-investment banking enterprises as a direct result of introduction and closing by Dr. de Kergrohen; and

(e)

reimburse any reasonable business expenses incurred in performing duties and promoting the business of our company, including, but not limited to, travel and lodging expenses, following presentation of documentation in accordance with our business expense reimbursement policies.

The agreement is for a period of two years and either party may terminate the agreement by providing the other party with 60 days written notice.

We issued the options to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Dr. de Kergrohen (52) has held CEO, chairman or director roles with more than 12 companies in the United States and Europe. During his tenure as CEO of Praxim, Dr. de Kergrohen led Praxim beyond research and development to become an innovative orthopedic provider and a leader in robotic-assisted surgery.

In 2000, Dr. de Kergrohen co-founded Global Biomedical Partners, the asset management firm of International Biomedicine Holdings (“IBMH”), a $400-million fund based in Basel, Switzerland. Under his guidance IBMH became the lead investor in several emerging biotech companies in the U.S. before they became NASDAQ listed.

Dr. de Kergrohen’s background includes work as a fund manager with public equity funds such as DH LifeSciences, which he founded while working as the head analyst at Darier Hentsch & Cie in Geneva. He also led the worldwide healthcare team of UBS Asset Management, advising the management of $1 trillion in assets.

From 1989 to 1995, Dr. de Kergrohen worked in the U.S. pharmaceutical industry at Sandoz Pharmaceuticals and GD Searle, holding various positions in drug development and marketing.

Dr. de Kergrohen currently serves as an advisor to various public organizations such as Eclosion, a Geneva-based biotech incubator that he helped create, the Handicap Agency in Paris and the United Nations Development Program. He is the founder of BioData, a biotech conference held annually in Geneva.

Dr. de Kergrohen holds a Medical Degree from Université Louis Pasteur in Strasbourg and a MBA from INSEAD (Fontainebleau, France). He has contributed more than 100 articles to various journals around the world.

There are no family relationships between our company and Dr. de Kergrohen.

Item 1.02 Termination of a Material Definitive Agreement

The information required by this Item 1.02 is included under Item 1.01 of this current report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included under Item 1.01 of this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information required by this Item 3.02 is included under Item 1.01 of this current report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information required by this Item 5.02 is included under Item 1.01 of this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
10.1	Amended Consulting Agreement with Cameron Durrant dated May 14, 2008 (attached as an exhibit to our current report on Form 8-K filed on June 23, 2009)
10.2	CEO Consulting Agreement with Dr. Herve de Kergrohen dated June 12, 2009 (attached as an exhibit to our current report on Form 8-K filed on June 23, 2009)
10.3	8% Convertible Loan Agreement dated June 3, 2009 (attached as an exhibit to our current report on Form 8-K filed on June 23, 2009)
10.4	Form of Private Placement subscription agreement dated June 15, 2009 (attached as an exhibit to our current report on Form 8-K filed on June 23, 2009)
10.5	Shares for Services Agreement with Andreas Eleuthariadis dated June 10, 2009 (attached as an exhibit to our current report on Form 8-K filed on June 23, 2009)
10.6	Shares for Services Agreement with Vasileios Kourafalos dated June 10, 2009 (attached as an exhibit to our current report on Form 8-K filed on June 23, 2009)
10.7	Shares for Services Agreement with George Kalkanis dated June 10, 2009 (attached as an exhibit to our current report on Form 8-K filed on June 23, 2009)
10.8	Stock Option Agreement with Alexandre Vamvakides dated June 11, 2009 (attached as an exhibit to our current report on Form 8-K filed on June 23, 2009)
99.1	News release dated June 16, 2009 (attached as an exhibit to our current report on Form 8-K filed on June 23, 2009)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

Per:

/s/ Harvey Lalach

Harvey Lalach

President , Chief Financial Officer, and Secretary

Dated: August 5, 2009